                                                                      Exhibit 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-20275, 33-48178, 33-57327, 33-40652 and 33-40653 and Form S-
3 Nos. 33-52115 and 33-59113) and in the related Prospectuses of our report dated January 23, 1997 with respect to the consolidated financial statements of Southwest Airlines Co. for the year ended December 31, 1996 included in its Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 21, 1997.


                                                  /s/ Ernst & Young LLP
                                                  ERNST & YOUNG LLP

Dallas, TX
March 20, 1997